Exhibit 32
CERTIFICATION
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.§ 1350, as adopted), Gilbert F. Amelio, Chief Executive Officer of Acquicor Technology Inc. (the “Company”), and Ellen M. Hancock, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:
     1. The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2006, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and
     2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     In Witness Whereof, the undersigned have set their hands hereto as of August 14, 2006.

/s/ Gilbert F. Amelio	/s/ Ellen M. Hancock

Gilbert F. Amelio	Ellen M. Hancock
Chief Executive Officer	Chief Financial Officer
     This certification accompanies this Quarterly Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.